SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           August 26, 2003

                                 NORTHEAST BANCORP

(Exact Name of Registrant as Specified in its Charter)

Maine	1-14588	01-0425066
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

158 Court Street, Auburn, Maine	04210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(207) 777-6411

Item 5.	Other Events.

The Northeast Bancorp Board of Directors announced that they have approved a 12.5% increase in their dividend which will be effective for the first quarter dividend of the period ended September 30, 2003.

Exhibit No.	Description
99.1	Press Release, dated August 26, 2003 regarding Northeast Bancorp Board of Directors announced approval of a 12.5% increase in their dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTHEAST BANCORP
Date: January 21, 2003	By:	/s/ James D. Delamater
James D. Delamater
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated August 26, 2003 regarding Northeast Bancorp Board of Directors announced approval of a 12.5% increase in their dividend.